SCHEDULE A

TO

ADMINISTRATIVE SERVICES AGREEMENT

EAGLE CAPITAL APPRECIATION FUND
EAGLE GROWTH & INCOME FUND
EAGLE SERIES TRUST

The following classes of each Series of the above-reference Trusts currently are subject to this Agreement:

Eagle Capital Appreciation Fund:
Class A
Class C
Class I
Class R3
Class R5
Class R6

Eagle Growth & Income Fund:
Class A
Class C
Class I
Class R3
Class R5
Class R6

Eagle Series Trust

Eagle International Stock Fund:
Class A
Class C
Class I
Class R3
Class R5
Class R6

Eagle Investment Grade Bond Fund:
Class A
Class C
Class I
Class R3
Class R5
Class R6

Eagle Mid Cap Growth Fund:
Class A
Class C
Class I
Class R3
Class R5
Class R6

Eagle Mid Cap Stock Fund:
Class A
Class C
Class I
Class R3
Class R5
Class R6

Eagle Small Cap Growth Fund:
Class A
Class C
Class I
Class R3
Class R5
Class R6

Eagle Smaller Company Fund:
Class A
Class C
Class I
Class R3
Class R5
Class R6

Eagle Tax-Exempt Bond Fund
Class A
Class C
Class I
Class R3
Class R5
Class R6

Date:  February 20, 2015